Exhibit 23.1

                                  [LETTERHEAD]
                       DALE MATHESON CARR-HILTON LABONTE
                             Chartered Accountants



June 1, 2005


U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Avalon Energy Corporation - S-8 Registration of  4,800,000 shares


Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in the Form S-8 Registration Statement dated May 27, 2005, of the following:

Our report dated March 9, 2005 except Note 13 which is as of March 31, 2005 and
Note 14 which is as of April 25, 2005 to the Stockholders and Board of Directors on the financial statements of the Company as at December 31, 2004 and 2003 and for the years then ended and for the period from January 1, 1996 (inception) to December 31, 2004 included in the Company's filings on Forms 10-KSB and 10-KSB/A.

Sincerely,


"Dale Matheson Carr-Hilton LaBonte"

/s/

DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants